EXHIBIT 10.30


                     San Benito Chiropractic Clinic, LLC

                             Financial Statement

                 For the twelve months ended December 31, 1999




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                     San Benito Chiropractic Clinic, LLC

                                    Index


                  * Opinion Letter

                  * Balance Sheet as of December 31, 1999

                  * Statement of Income and Expenses for the twelve months
                    ended December 31, 1999

                  * Statement of Cash flows

                  * Notes to Financial Statement



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                                          PMB 129
                                          110 West Sandy Lake Road-Ste 102
                                          Coppell, Texas (214) 448-5320



                          RON PANDOS & COMPANY, INC


             To the members of Acme San Benito Chiropractic Clinic, LLC 1300 W Walnut Hill Lane, Suite 275
             Irving, Texas

             I have audited to accompanying balance sheet of Acme San Benito Chiropractic Clinic, LLC as of December 31, 1999 and the related statement of income and expenses and cash flows for the year then ended. These financial statements are the responsibility of the management of Acme San Benito Chiropractic Clinic, LLC. My responsibility is to express an opinion on the financial statements based on the audit.

             I conducted the audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statement presentation. I believe that the audit provides a reasonable basis for my opinion.

             In my opinion, the financial statements referred to above, present, in all material respects, the financial position of Acme San Benito Chiropractic Clinic, LLC as of December 31, 1999 and the results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles.


             /s/ Ronald Pandos

             Ronald Pandos
             December 22, 2000



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

                   Acme San Benito Chiropractic Clinic, LLC
                                Balance Sheet
                           As of December 31, 1999


             Assets:
             Current Assets
               Cash                             $     3,207
               Accounts receivable                  935,580
               Allowance for doubtful accounts     (288,687)
                                                 ----------
             Total current assets                              $   650,101

             Fixed Asset (note 1)
               Equipment - clinic                    38,283
               Equipment - office                    16,870
               Furniture & fixtures                   1,234
               Leasehold improvements                19,258
               Accumulated depreciation             (58,729)
                                                 ----------
             Total fixed assets                                     16,916

             Other assets
               Deposits                               1,248
               Due from Morrison                     14,297
               Organizational cost                      210
               Accumulated amortization                (175)
                                                 ----------
                                                                    15,580
                                                                ----------
             Total assets                                      $   682,596
                                                                ==========
               Liabilities & Equity:
               Current liabilities
                 Accounts payable               $     4,437

               Long term liabilities
                 Note payable (note 7)               49,393
                                                 ----------
               Total liabilities                               $    53,829

             Equity
               Capital (note 6)                     501,289
               Current year net income              127,478
                                                 ----------
             Total Equity                                          628,767
                                                                ----------
             Total liabilities & equity                        $   682,596
                                                                ==========

             The notes are an integral part of this financial statement

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

                   Acme San Benito Chiropractic Clinic, LLC
                       Statement of Income and Expenses
             For the twelve month period ended December 31, 1999



             Net Revenue
             Professional fees (note 2)                        $   614,672

             Cost of Services:
               Salaries & wages                     189,676
               Contract labor                           254
               Equipment rental                       2,674
               Supplies, clinic & x-ray              14,307
                                                 ----------
             Total cost of services                                206,912
                                                                ----------
             Gross Profit                                          407,760

             Operating Costs:
               Advertising                           65,887
               Amortization (note 1)                     42
               Bank service  charges                     62
               Contributions                            305
               Depreciation (note 1)                 11,746
               Dues & subscriptions                      26
               Insurance                              1,730
               Management fees                      151,000
               Office                                 1,228
               Professional fees                      3,718
               Rent                                  14,506
               Repairs & maintenance                  2,915
               Taxes & licenses                      18,468
               Telephone                              4,254
               Travel                                   478
               Utilities                              3,919
                                                 ----------
             Total operating costs                                 280,282
                                                                ----------
             Net Distributive Income
               to Members (note 5)                             $   127,478
                                                                ==========

             The notes are an integral part of this financial statement

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

                   Acme San Benito Chiropractic Clinic, LLC
                            Statement of Cash Flow
                      January 1 through December 31, 1999

             Operating activities
               Net Income                                      $   127,478
               Depreciation                                         11,746
               Amortization                                             42
               Accounts payable                                       (882)
               Accounts receivable (net)                           (82,180)
                                                                ----------
             Net cash provided by Operating activities              56,204

             Financing activities
               Equipment                                            (2,244)
               Note payable                                        (50,753)
                                                                ----------
             Net cash used by financing activities                 (52,997)
                                                                ----------

             Net cash increase for the period                        3,207

             Cash at beginning of period                                 -
                                                                ----------
             Cash at end of period                             $     3,207
                                                                ==========

             The notes are an integral part of this financial statement

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                   Acme San Benito Chiropractic Clinic, LLC
                         Notes to Financial Statement
                     For the year ended December 31, 1999

          The notes are an integral part of this financial statement


        Note 1 - Significant accounting policies and procedures

             Acme Corpus Chiropractic Clinic, LLC is a Limited Liability Corporation incorporated under the laws of the State of Texas. The corporation began business on November 6, 1995 and maintains its accounting records using the accrual method of accounting.

             For financial statement purposes, the Limited Liability Corporation uses the straight-line method of depreciation based on historical cost and an estimate of the life of each asset. For income tax purposes, the Limited Liability Corporation uses an accelerated method of depreciation in accordance with Internal Revenue Service guidelines.

             The allowance for doubtful accounts is based on an aging of the receivables and calculated on a percentage of services rendered as determined by management of the Chiropractic Clinic.

             Since the corporation is classified as a Limited Liability Corporation by the Internal Service, the corporation uses the calendar year as the corporate year period of accounting.

        Note 2 - Use of estimates

             The preparation of financial statements in conformity with generally accepted accounting policies requires management to make estimates and assumptions that affect certain reported amounts and disclosures Net revenue reported is services rendered less an estimate for bad debts. Accordingly, actual results could differ from those estimates.

        Note 3 - Subsequent events

             The Chiropractic clinic is in the process of being sold to a third party corporation and is to be classified as an asset sale whereby the seller shall sell, transfer, and assign all right, title and interest in and to the assets free and clear of mortgage, security interest lien, charge, claim, or other encumbrance of any nature except the assumed liabilities of the seller.
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        Note 4 - Income taxes

             The corporation is classified as a Limited Liability Corporation by the Internal Revenue Service and all income or loss of the corporation transfers to the individual income tax returns of its members based on the percentage of ownership in the corporation. For income tax purposes, the Limited Liability Corporation used the cash basis of accounting. As of result of the classification by the Internal Revenue Service, no provision for income taxes is reported on the financial statement.

        Note 5 - Members

             The sole member of the corporation as of December 31, 1999 is David Voracek who currently resides in the State of Texas.

        Note 6 - Capital

             Capital consists of cash and/or equipment provided by David Voracek, the sole member of the corporation.

        Note 7 - Notes payable

             Notes payable consists of several demand notes as follows;

                  Mainstream Enterprises    $40,763
                  Other                       8,630
                                             ------
                                            $49,393